Exhibit 99.1

Investor Contact:	Jessica Hazel
(615) 235-4367

Media Contact:	Heidi Pearce
(615) 235-4135

CRACKER BARREL REPORTS FIRST QUARTER FISCAL 2022 RESULTS AND DECLARES QUARTERLY DIVIDEND

Company reports positive comparable store total net sales versus pre-pandemic levels

LEBANON, Tenn. – November 23, 2021 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported its financial results for the first quarter of fiscal 2022 ended October 29, 2021.

First Quarter Fiscal 2022 Highlights

•	Compared to the first quarter of fiscal 2019[1], comparable store restaurant sales increased 1.4% and comparable store retail sales increased 17.6%.

o	Comparable store off-premise restaurant sales grew 168% compared to the first quarter of 2019[1] and represented approximately 20% of restaurant sales.

•	GAAP operating income in the first quarter was $42.9 million, or 5.5% of total revenue, and adjusted[2] operating income was $46.1 million, or 5.9% of total revenue.

•	GAAP net income was $33.4 million, or 4.3% of total revenue. EBITDA[2] was $71.9 million, or 9.2% of total revenue.

•	GAAP earnings per diluted share were $1.41, and adjusted[2] earnings per diluted share were $1.52.

•	The Company’s Board of Directors declared a quarterly dividend of $1.30 per share on the Company’s common stock, payable on February 1, 2022 to shareholders of record on January 14, 2022.

Commenting on the business, Cracker Barrel President and Chief Executive Officer Sandra B. Cochran said, “I’m pleased with the improvement we saw in our first quarter comparable restaurant sales and the continued strength of our retail sales. The progress we made on staffing and the incredible efforts of our operating teams contributed significantly to our sales results in the first quarter and positioned us well for the important holiday season and our second quarter generally. Although we still face an uncertain business environment, our sales trends give us confidence that we should see further improvement in our comparable store sales in the second quarter. We believe that as our guests return to a more traditional holiday season and look to Cracker Barrel to be a part of their family gatherings and celebrations with friends, our dedicated and talented employees and leadership teams will meet their expectations, whether they visit our retail shops and dining rooms, or enjoy our food at home.”

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Cracker Barrel Reports First Quarter Fiscal 2022 Results

November 23, 2021

First Quarter Fiscal 2022 Results

Revenue

The Company reported total revenue of $784.9 million for the first quarter of fiscal 2022, representing an increase of 21.4% compared to the first quarter of fiscal 2021, and an increase of 7.0% compared to the first quarter of 2019. Cracker Barrel comparable store restaurant and retail sales compared to the first quarter of fiscal 20191 and versus the first quarter of fiscal 2021 were as follows:

	Versus FY19 Comparable Period[1]	Versus FY21 Comparable Period
	First Quarter Ended 10/29/21	First Quarter Ended 10/29/21
Comparable restaurant sales	1.4%	19.0%
Comparable retail sales	17.6%	29.1%

The Company believes that providing comparable store sales results back to fiscal 2019, which is the most recent full fiscal year that was not impacted by COVID-19, provides a more useful comparison than comparing to COVID-impacted periods.

Operating Income

GAAP operating income in the first quarter was $42.9 million, or 5.5% of total revenue, an 81.9% decrease compared to prior year quarter GAAP operating income of $237.1 million, or 36.7% of total revenue. Excluding the approximately $3.2 million in non-cash amortization related to the gains on the previously disclosed sale and leaseback transactions, adjusted2 operating income for the first quarter was $46.1 million, or 5.9% of total revenue, a 66.3% increase over the prior year quarter adjusted2 operating income of $27.7 million, or 4.3% of total revenue.

Net Income and EBITDA

GAAP net income in the first quarter was $33.4 million, or 4.3% of total revenue, an 80.4% decrease compared to prior year GAAP net income of $170.7 million, or 26.4% of total revenue. Adjusted EBITDA was $71.9 million, or 9.2% of total revenue, a 32.9% increase over the prior year quarter adjusted EBITDA of $54.1 million, or 8.4% of total revenue.

Earnings per Diluted Share

GAAP earnings per diluted share were $1.41, an 80.4% decrease compared to the prior year quarter GAAP earnings per diluted share of $7.18. Adjusted2 earnings per diluted share were $1.52, a 120.3% increase over the prior year quarter adjusted2 earnings per diluted share of $0.69.

Quarterly Dividend

The Company’s Board of Directors declared a quarterly dividend to common shareholders of $1.30 per share, payable on February 1, 2022 to shareholders of record on January 14, 2022.

Second Quarter and Fiscal 2022 Outlook

The Company expects second quarter comparable store restaurant sales growth versus fiscal 2019 to be higher than it was in the first quarter and adjusted operating margin in the second quarter of between 5.5% and 6.0% of revenue. Operating margins in the second quarter will continue to be impacted by significant wage, commodity, and other operating expenses inflation, as well as higher expenses associated with an elevated off-premise special occasion business.

In light of the continued uncertainties in the current environment, most notably with respect to commodity and wage inflation, the Company is not providing its customary annual earnings guidance for fiscal 2022 at this time.

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Cracker Barrel Reports First Quarter Fiscal 2022 Results

November 23, 2021

For the full fiscal year 2022, the Company expects:

▪	Commodity and constant mix wage inflation in the high single digits;
▪	Capital expenditures of approximately $120 million;
▪	An effective tax rate of approximately 17%; and
▪	The opening of three new Cracker Barrel locations and 15 new Maple Street Biscuit Company locations.

The Company reminds investors that its outlook for fiscal 2022 reflects a number of assumptions, many of which are outside the Company’s control.

1 For the purpose of comparing to fiscal 2019, comparable stores are defined as restaurants open a full six months prior to the beginning of the FY19 baseline comparison period.

2 For Non-GAAP reconciliations, please refer to the Reconciliation of GAAP-basis operating results to non-GAAP operating results section of this release.

Fiscal 2022 First Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public on-line at investor.crackerbarrel.com today beginning at 11:00 a.m. (ET). The on-line replay will be available at 2:00 p.m. (ET) and continue through December 7, 2021.

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) provides a caring and friendly home-away-from-home experience while offering guests high-quality homestyle food to enjoy in-store or to-go and unique shopping — all at a fair price. Established in 1969 in Lebanon, Tenn., Cracker Barrel and its affiliates operate more than 660 company-owned Cracker Barrel Old Country Store® locations in 45 states and own the fast-casual Maple Street Biscuit Company. For more information about the Company, visit crackerbarrel.com.

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Cracker Barrel Reports First Quarter Fiscal 2022 Results

November 23, 2021

CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is subject to completion of our financial procedures for Q1 FY 2022 and is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "trends," "assumptions," "target," "guidance," "outlook," "opportunity," "future," "plans," "goals," "objectives," "expectations," "near-term," "long-term," "projection," "may," "will," "would," "could," "expect," "intend," "estimate," "anticipate," "believe," "potential," "regular," "should," "projects," "forecasts," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of COVID-19 on our business, financial condition and results of operations and of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect actual results include, but are not limited to: risks and uncertainties associated with the COVID-19 pandemic, including the duration of the COVID-19 pandemic and its ultimate impact on our business, levels of consumer confidence in the safety of dine-in restaurants, restrictions (including occupancy restrictions) imposed by governmental authorities, the effectiveness of cost saving measures undertaken throughout our operations, disruptions to our operations as a result of the spread of COVID-19 in our workforce, and our level of indebtedness, or constraints on our expenditures, ability to service our debt obligations or make cash distributions to our shareholders or cash management generally, brought on by additional borrowing necessitated by the COVID-19 pandemic; general or regional economic weakness, business and societal conditions, and weather on sales and customer travel; discretionary income or personal expenditure activity of our customers; information technology-related incidents, including data privacy and information security breaches, whether as a result of infrastructure failures, employee or vendor errors, or actions of third parties; our ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability to sustain or the effects of plans intended to improve operational or marketing execution and performance; uncertain performance of acquired businesses, strategic investments and other initiatives that we may pursue now or in the future; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; the effects of plans intended to promote or protect our brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers' compensation, group health and utility price changes; consumer behavior based on negative publicity or changes in consumer health or dietary trends or safety aspects of our food or products or those of the restaurant industry in general, including concerns about outbreaks of infectious disease, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our indebtedness, including under our credit facility and our convertible senior notes, and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates, increases in borrowed capital or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of dilution of our existing stockholders’ ownership interest that may ensue from any conversions of our convertible senior notes or the related warrants issued in connection with our convertible note hedging transactions; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; our ability to retain key personnel; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; our ability to enter successfully into new geographic markets that may be less familiar to us; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity or our ability to manage the impact of social media associated with these activities; economic or psychological effects of natural disasters or unforeseen events such as terrorist acts, social unrest or war and the military or government responses to such events; disruptions to our restaurant or retail supply chain, including as a result of COVID-19; changes in foreign exchange rates affecting our future retail inventory purchases; the impact of activist shareholders; our reliance on limited distribution facilities and certain significant vendors; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America ("GAAP"); and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Cracker Barrel Reports First Quarter Fiscal 2022 Results

November 23, 2021

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	First Quarter Ended
			Percentage
	10/29/21	10/30/20	Change
Total revenue	$784,930	$646,454	21%
Cost of goods sold, exclusive of depreciation and rent	242,771	199,044	22
Labor and other related expenses	274,657	227,188	21
Other store operating expenses	183,679	161,274	14
General and administrative expenses	40,910	39,564	3
Gain on sale and leaseback transactions	0	(217,722)	(100)
Operating income	42,913	237,106	(82)
Interest expense	2,629	10,715	(75)
Income before income taxes	40,284	226,391	(82)
Provision for income taxes	6,908	55,711	(88)
Net income	$33,376	$170,680	(80)

Earnings per share – basic:	$1.42	$7.20	(80)
Earnings per share – diluted:	$1.41	$7.18	(80)

Weighted average shares:
Basic	23,507,361	23,707,750	(1)
Diluted	23,593,882	23,771,230	(1)

Ratio Analysis
Total revenue:
Restaurant	78.4%	79.7%
Retail	21.6	20.3
Total revenue	100.0	100.0
Cost of goods sold, exclusive of depreciation and rent	30.9	30.8
Labor and other related expenses	35.0	35.1
Other store operating expenses	23.4	25.0
General and administrative expenses	5.2	6.1
Gain on sale and leaseback transactions	0.0	(33.7)
Operating income	5.5	36.7
Interest expense	0.4	1.7
Income before income taxes	5.1	35.0
Provision for income taxes	0.8	8.6
Net income	4.3%	26.4%

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Cracker Barrel Reports First Quarter Fiscal 2022 Results

November 23, 2021

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited and in thousands, except share amounts)

	10/29/21	10/30/20
Assets
Cash and cash equivalents	$125,865	$597,619
Accounts receivable	30,197	22,338
Inventories	159,633	155,737
Prepaid expenses and other current assets	41,528	49,169
Property and equipment, net	967,099	1,006,371
Operating lease right-of-use assets, net	966,866	1,009,509
Intangible assets	21,267	20,960
Other assets	55,592	53,729
Goodwill	4,690	4,690
Total assets	$2,372,737	$2,920,122

Liabilities and Shareholders’ Equity
Accounts payable	$138,199	$136,051
Other current liabilities	311,448	308,565
Long-term debt	376,974	910,000
Long-term operating lease liabilities	744,150	773,204
Other long-term obligations	86,562	117,965
Deferred income taxes	86,189	82,725
Shareholders’ equity, net	629,215	591,612
Total liabilities and shareholders’ equity	$2,372,737	$2,920,122

Common shares issued and outstanding	23,519,857	23,720,324

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Cracker Barrel Reports First Quarter Fiscal 2022 Results

November 23, 2021

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

(Unaudited and in thousands)

	Three Months Ended
	10/29/21	10/30/20
Cash flows from operating activities:
Net income	$33,376	$170,680
Depreciation and amortization	25,788	26,351
Amortization of debt issuance costs	479	0
Loss on disposition of property and equipment	1,870	801
Gain on sale and leaseback transactions	0	(217,722)
Share-based compensation	2,309	1,974
Noncash lease expense	14,329	13,888
Amortization of asset recognized from gain on sale and leaseback transaction	3,184	3,184
(Increase) in inventories	(21,313)	(16,646)
Increase in accounts payable	3,023	32,547
Net changes in other assets and liabilities	(40,022)	41,934
Net cash provided by operating activities	23,023	56,991
Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(14,053)	(11,214)
Proceeds from sale of property and equipment	14	149,829
Acquisition of business, net of cash acquired	(1,500)	(1,500)
Net cash (used in) provided by investing activities	(15,539)	137,115
Cash flows from financing activities:
(Taxes withheld) from issuance of share-based compensation awards	(2,309)	(1,992)
Dividends on common stock	(23,903)	(31,491)
Net cash (used in) financing activities	(26,212)	(33,483)

Net increase (decrease) in cash and cash equivalents	(18,728)	160,623
Cash and cash equivalents, beginning of period	144,593	436,996
Cash and cash equivalents, end of period	$125,865	$597,619

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Cracker Barrel Reports First Quarter Fiscal 2022 Results

November 23, 2021

CRACKER BARREL OLD COUNTRY STORE, INC.

Supplemental Information

(Unaudited)

	First Quarter Ended
	10/29/21	10/30/20
Net Change in Company-Owned Units During Quarter:
Cracker Barrel	0	0
Maple Street Biscuit Company	0	0

Company-Owned Units in Operation at End of Quarter:
Cracker Barrel	664	663
Maple Street Biscuit Company	37	35

	First Quarter Ended
	10/29/21	10/30/20

Total revenue*: (In thousands)
Restaurant	$604,278	$507,241
Retail	169,386	131,230
Total revenue	$773,664	$638,471

Cost of goods sold* (exclusive of depreciation and rent): (In thousands)
Restaurant	$157,787	$130,814
Retail	82,376	66,431
Total cost of goods sold	$240,163	$197,245

Average unit volume*: (In thousands)
Restaurant	$910.1	$765.0
Retail	255.1	197.9
Total	$1,165.2	$962.9

Operating Weeks*	8,632	8,620

* This information is for Cracker Barrel stores only and excludes Maple Street Biscuit Company

Q1 2022 vs. Q1 2021
Comparable Cracker Barrel store sales period to period increase:
Restaurant	19.0%
Retail	29.1%
Number of Cracker Barrel locations in comparable store base:	659

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Cracker Barrel Reports First Quarter Fiscal 2022 Results

November 23, 2021

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-basis operating results to non-GAAP operating results

(Unaudited and in thousands, except per share amounts)

Adjusted Operating Income and Earnings Per Share

In the accompanying press release, the Company makes reference to its first quarter fiscal 2021 and fiscal 2022 adjusted operating income and earnings per share. In regards to fiscal 2022, this reconciliation excludes non-cash amortization of the asset recognized from the gains on the sale and leaseback transactions and the related tax impact. In regards to fiscal 2021, this reconciliation excludes the gain on sale of assets from the sale and leaseback transaction that closed in the first quarter, non-cash amortization of the asset recognized from the gains on the sale and leaseback transactions, expenses related to the proxy contest initiated by affiliates of Sardar Biglari in connection with the Company's 2020 annual meeting of shareholders, and the related tax impacts of these items. The Company believes excluding these items from its financial results provides investors with an enhanced understanding of the Company's financial results and enhances comparability across periods. This information is not intended to be considered in isolation or as a substitute for operating income or earnings per share information prepared in accordance with GAAP.

	First Quarter Ended October 29, 2021
	As Reported	Adjustment	As Adjusted
		(1)
Total Revenue	$784,930	-	$784,930
Store operating expense	701,107	(3,184)	697,923
General and administrative expense	40,910	-	40,910
Operating income	42,913	3,184	46,097
Interest expense	2,629	-	2,629
Income before income taxes	40,284	3,184	43,468
Provision for income taxes	6,908	748	7,656
Net income	$33,376	$2,436	$35,812
Earnings per share – basic	$1.42	$0.10	$1.52
Earnings per share – diluted	$1.41	$0.11	$1.52

(1) Adjusted for the non-cash amortization of the asset recognized from the gain on sale and leaseback transactions and related tax impacts

	First Quarter Ended October 30, 2020
	As Reported	Adjustment	As Adjusted
		(1) (2) (3) (4)
Total Revenue	$646,454	-	$646,454
Store operating expense	587,506	(3,184)	584,322
General and administrative expense	39,564	(5,154)	34,410
Gain on sale and leaseback transaction	(217,722)	217,722	-
Operating income	237,106	(209,384)	27,722
Interest expense	10,715	-	10,715
Income before income taxes	226,391	(209,384)	17,007
Provision for income taxes	55,711	(55,038)	673
Net income	$170,680	$(153,346)	$16,334
Earnings per share – basic	$7.20	$(6.51)	$0.69
Earnings per share – diluted	$7.18	$(6.49)	$0.69

(1) Adjusted for the non-cash amortization of asset recognized from the gain on sale and leaseback transactions

(2) Adjusted for proxy contest-related expenses

(3) Adjusted for the gain on sale of assets related to the sale and leaseback transaction

(4) Adjusted for the tax impacts of (1), (2), and (3) above

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Cracker Barrel Reports First Quarter Fiscal 2022 Results

November 23, 2021

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-basis operating results to non-GAAP operating results (Unaudited and in thousands)

EBITDA

In the accompanying press release, the Company makes reference to its first quarter fiscal 2021 and 2022 EBITDA. The Company defines EBITDA as net income excluding depreciation and amortization, non-cash amortization of the asset recognized from the gains on sale and leaseback transactions, interest expense and tax expense. This information is not intended to be considered in isolation or as a substitute for net income prepared in accordance with GAAP.

	First Quarter Ended October 29, 2021	First Quarter Ended October 30, 2020
Net Income	$33,376	$170,680
(+) Depreciation & Amortization	25,788	26,351
(+) Amortization of asset recognized from gain on sale and leaseback transactions	3,184	3,184
(+) Interest Expense	2,629	10,715
(+) Tax Expense	6,908	55,711
EBITDA	$71,855	$266,641
Adjustments
(-) Gain on sale and leaseback transaction	-	(217,722)
(+) Proxy contest-related expenses	-	5,154
Adjusted EBITDA	$71,855	$54,073

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